UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2009 (December 2, 2009)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8:  Other Events

Item 8.01.  Other Events.

Pursuant to the Drilling Participation Agreement (the “DPA”) between Brigham Exploration Company (“Brigham”) and U.S. Energy Corp. (the “Company”), Brigham gave notice to the Company on November 30, 2009 that the Company was required to give notice to Brigham, on or before December 10, 2009, whether the Company would elect to participate in the second group of wells under the DPA.  In its notice to the Company, Brigham stated that it was electing to have the maximum 50% of the working interest available to Brigham in the wells.  Four initial wells are covered by the second group of wells, as provided in the DPA.

On December 2, 2009, the Company gave notice to Brigham that the Company elected to participate in the second group of wells, for the remaining 50% of the working interest available to Brigham in the wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: December 7, 2009	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO